Exhibit 99.1

Third Quarter 2019 Earnings Results

TPG Specialty Lending, Inc. Reports Third Quarter Net Investment Income Per Share of $0.55 and NAV Per Share of $16.72; Declares a Third Quarter Supplemental Dividend Per Share of $0.08 and a Fourth Quarter Base Dividend Per Share of $0.39

NEW YORK—November 5, 2019— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $36.7 million, or $0.55 per share, and net income of $30.3 million, or $0.46 per share, for the third quarter ended September 30, 2019. Reported net asset value per share was $16.72 at September 30, 2019 as compared to $16.68 at June 30, 2019.

This quarter’s net investment income was supported by prepayment activity, and the difference between this quarter’s net investment income and net income was primarily driven by the reversal of prior unrealized gains from investment realizations in the third quarter.

Annualized return on equity (ROE) for the third quarter 2019 was 13.3% and 11.0% on a net investment income and a net income basis, respectively. ROE for the trailing twelve month period ended September 30, 2019 was 12.1% on a net income basis.

The Company announced that its Board of Directors has declared a fourth quarter 2019 base dividend of $0.39 per share for stockholders of record as of December 13, 2019, payable on January 15, 2020. The Company’s Board of Directors also declared a third quarter 2019 supplemental dividend of $0.08 per share for stockholders of record as of November 29, 2019, payable on December 31, 2019.

On November 1, 2019, the Company issued $300.0 million aggregate principal amount of unsecured notes that mature on November 1, 2024 (the “2024 Notes”). The 2024 Notes bear interest at a rate of 3.875% per year, payable semi-annually commencing on May 1, 2020, and may be redeemed in whole or in part at the Company’s option at any time at par plus a “make whole” premium. The Company used the net proceeds of the 2024 Notes to repay outstanding indebtedness under the Revolving Credit Facility.

In connection with the offering, the Company entered into an interest rate swap to better align the interest rates of its liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans. As a result of the swap, the Company’s effective interest rate on the 2024 Notes is three-month LIBOR plus 225 basis points.

Net Investment Income
Q3 2019 ($MM):	$36.7
Q3 2019 (per share):	$0.55

Net Income
Q3 2019 ($MM):	$30.3
Q3 2019 (per share):	$0.46

NAV
Q3 2019 ($MM):	$1,108
Q3 2019 (per share):	$16.72
Q3 2019 (per share, PF):	$16.64

ROE
Q3 2019 Annualized (NII): Q3 2019 Annualized (NI):	13.3% 11.0%
LTM Q3 2019 (NI):	12.1%

Dividend (per share)
Q3 2019 (Supp.):	$0.08
Q4 2019 (Base):	$0.39
LTM Q3 2019 (Supp.):	$0.25
LTM Q3 2019 (Base): LTM Q3 2019 (Total):	$1.56 $1.81

Portfolio and Investment Activity

For the three months ended September 30, 2019, gross originations totaled $616.5 million, compared to $1,495.4 million for the three months ended June 30, 2019.

For the three months ended September 30, 2019, the principal amount of new investments funded was $309.1 million in seven new portfolio companies and four existing portfolio companies. For this period, the Company had $309.9 million aggregate principal amount in exits and repayments.

For the three months ended June 30, 2019, the principal amount of new investments funded was $344.0 million in twelve new portfolio companies and two existing portfolio companies. For this period, the Company had $128.1 million aggregate principal amount in exits and repayments.

As of September 30, 2019 and June 30, 2019, the Company had investments in 55 and 56 portfolio companies with an aggregate fair value of $2,047.5 million and $2,060.5 million, respectively. As of September 30, 2019, the average investment size in each portfolio company was $37.2 million based on fair value.

As of September 30, 2019, the Company’s portfolio based on fair value consisted of 97.2% first-lien debt investments, 0.7% second-lien debt investments, 0.1% mezzanine debt investments, and 2.0% equity and other investments.

As of June 30, 2019, the Company’s portfolio based on fair value consisted of 97.3% first-lien debt investments, 0.3% second-lien debt investments, 0.1% mezzanine debt investments, and 2.3% equity and other investments.

As of September 30, 2019 and June 30, 2019, 97.8% and 97.6% of the portfolio was invested in secured debt, respectively.

As of September 30, 2019, 99.1% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 96.2% of these subject to interest rate floors. The Company’s credit facility bears interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to better align the nature of the interest rates of its liabilities with its investment portfolio.

As of September 30, 2019 and June 30, 2019, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.7% and 11.2%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.8% and 11.4%, respectively.

As of September 30, 2019, 100% of the portfolio at fair value was meeting all payment and covenant requirements, and no investments were on non-accrual status.

(1)Weighted average total yield of debt and income-producing securities.

Gross Originations
$616.5MM

Net Fundings
($0.8MM)

Average Investment Size
$37.2MM (1.8% of the portfolio at fair value)

First Lien Debt Investments (% FV)
97.2%

Secured Debt Investments (% FV)
97.8%

Weighted Average Portfolio Yields(1)
Yield at Fair Value:	10.7%
Yield at Amortized Cost:	10.8%

Results of Operations for the Three Months Ended September 30, 2019

Investment Income

For the three months ended September 30, 2019 and 2018, investment income totaled $70.1 million and $63.0 million, respectively. The increase in investment income was primarily driven by higher prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns and higher commitment and agency fees.

Expenses

Net expenses totaled $31.8 million and $30.1 million for the three months ended September 30, 2019 and 2018, respectively. The increase in net expenses was primarily due to an increase in interest expense as a result of an increase in the average interest rate on debt outstanding and higher management and incentive fees.

Liquidity and Capital Resources

As of September 30, 2019, the Company had $8.1 million in cash and cash equivalents, including $5.0 million of restricted cash, total principal value of debt outstanding of $918.7 million, and $763.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.4% and 4.6% for the three months ended September 30, 2019 and June 30, 2019, respectively. Average debt to equity was 0.86x and 0.85x during the three months ended September 30, 2019 and June 30, 2019, respectively.

Total Investment Income
$70.1MM

Net Expenses
$31.8MM

Total Principal Debt Outstanding
$918.7MM

Available Liquidity
$763.8MM (actual) $941.8MM (adjusted)(1)

Debt-to-Equity Ratio
Q3 2019 Quarter End:	0.83x
Q3 2019 Average(2):	0.86x

(1)

Adjusted to reflect $300 million 2024 Notes that closed in November 2019, the net proceeds of which were used to pay down a portion of the outstanding revolver borrowings, and the upcoming repayment of the $115 million Convertible Notes due 2019, assuming repayment of principal amount at maturity using revolver capacity.

(2)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on November 6, 2019. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508
International: +1 (253) 237-1122
Conference ID: 6472165

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on November 6 through November 12 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 6472165

Financial Highlights

(Amounts in millions, except per share amounts)

	Three Months Ended
	(unaudited)
	September 30, 2019	June 30, 2019	September 30, 2018
Investments at Fair Value	$2,047.5	$2,060.5	$1,981.9
Total Assets	$2,073.3	$2,089.7	$2,007.0
Net Asset Value Per Share	$16.72	$16.68	$16.47
Supplemental Dividend Per Share	$0.08	$0.04	$0.05
Pro Forma Net Asset Value Per Share(1)	$16.64	$16.64	$16.42

Investment Income	$70.1	$62.4	$63.0
Net Investment Income	$36.7	$31.1	$32.3
Net Income	$30.3	$47.8	$37.4

Net Investment Income Per Share	$0.55	$0.47	$0.50
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.09)	$0.25	$0.07
Net Income Per Share	$0.46	$0.72	$0.57
Annualized Return on Equity (Net Investment Income)(2)	13.3%	11.6%	12.1%
Annualized Return on Equity (Net Income)(2)	11.0%	17.7%	14.0%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.7%	11.2%	11.1%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.8%	11.4%	11.3%
Percentage of Debt Investment Commitments at Floating Rates (3)	99.1%	99.4%	99.8%

(1)	Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.
(2)	Return on equity is calculated using prior period’s ending net asset value per share.
(3)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,912,871 and $1,546,780, respectively)	$1,948,012	$1,565,532
Non-controlled, affiliated investments (amortized cost of $49,703 and $84,602, respectively)	49,743	83,932
Controlled, affiliated investments (amortized cost of $90,645 and $85,018, respectively)	49,765	56,505
Total investments at fair value (amortized cost of $2,053,219 and $1,716,400, respectively)	2,047,520	1,705,969
Cash and cash equivalents (restricted cash of $4,965 and $7,303, respectively)	8,110	10,575
Interest receivable	12,516	8,829
Prepaid expenses and other assets	5,144	4,951
Total Assets	$2,073,290	$1,730,324
Liabilities
Debt (net of deferred financing costs of $15,586 and $15,508, respectively)	$902,312	$608,007
Management fees payable to affiliate	7,874	7,069
Incentive fees payable to affiliate	7,794	9,356
Dividends payable	25,846	25,499
Other payables to affiliate	2,896	1,621
Other liabilities	18,310	15,570
Total Liabilities	965,032	667,122
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 66,382,453 and 65,501,897 shares issued, respectively; and 66,293,373 and 65,412,817 shares outstanding, respectively	664	655
Additional paid-in capital	1,008,159	991,919
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Distributable earnings	100,794	71,987
Total Net Assets	1,108,258	1,063,202
Total Liabilities and Net Assets	$2,073,290	$1,730,324
Net Asset Value Per Share	$16.72	$16.25

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$64,451	$57,033	$168,606	$163,640
Dividend income	—	—	1	196
Other income	2,712	1,160	6,730	10,013
Total investment income from non-controlled, non-affiliated investments	67,163	58,193	175,337	173,849
Investment income from non-controlled, affiliated investments:
Interest from investments	1,332	1,118	5,093	1,493
Other income	19	12	69	229
Total investment income from non-controlled, affiliated investments	1,351	1,130	5,162	1,722
Investment income from controlled, affiliated investments:
Interest from investments	1,535	3,695	4,454	11,513
Other income	1	(14)	10	89
Total investment income from controlled, affiliated investments	1,536	3,681	4,464	11,602
Total Investment Income	70,050	63,004	184,963	187,173
Expenses
Interest	12,570	12,006	35,664	32,237
Management fees	7,875	7,538	21,870	21,520
Incentive fees	7,794	6,850	20,050	21,159
Professional fees	1,760	2,078	4,951	5,810
Directors’ fees	139	105	403	309
Other general and administrative	1,619	1,484	4,652	4,019
Total expenses	31,757	30,061	87,590	85,054
Management and incentive fees waived	—	—	—	(63)
Net Expenses	31,757	30,061	87,590	84,991
Net Investment Income Before Income Taxes	38,293	32,943	97,373	102,182
Income taxes, including excise taxes	1,550	650	2,850	2,400
Net Investment Income	36,743	32,293	94,523	99,782
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(11,589)	12,129	16,478	15,193
Non-controlled, affiliated investments	84	64	620	55
Controlled, affiliated investments	(4,399)	(3,791)	(12,365)	1,454
Translation of other assets and liabilities in foreign currencies	2,962	(1,588)	765	2,316
Interest rate swaps	1,464	(2,002)	10,908	(7,980)
Total net change in unrealized gains (losses)	(11,478)	4,812	16,406	11,038
Realized gains (losses):
Non-controlled, non-affiliated investments	4,868	—	5,323	3,093
Controlled, affiliated investments	—	—	570	(9,589)
Interest rate swaps	41	—	41	—
Foreign currency transactions	167	275	18	461
Total net realized gains (losses)	5,076	275	5,952	(6,035)
Total Net Unrealized and Realized Gains (Losses)	(6,402)	5,087	22,358	5,003
Increase in Net Assets Resulting from Operations	$30,341	$37,380	$116,881	$104,785
Earnings per common share—basic and diluted	$0.46	$0.57	$1.77	$1.65
Weighted average shares of common stock outstanding—basic and diluted	66,235,594	65,101,482	65,940,148	63,582,506

The Company’s investment activity for the three months ended September 30, 2019 and 2018 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2019	September 30, 2018
New investment commitments:
Gross originations	$616.5	$317.1
Less: Syndications/sell downs	260.9	175.0
Total new investment commitments	$355.6	$142.1
Principal amount of investments funded:
First-lien	$298.9	$128.9
Second-lien	8.7	—
Mezzanine	—	2.5
Equity and other	1.5	2.6
Total	$309.1	$134.0
Principal amount of investments sold or repaid:
First-lien	$305.8	$118.8
Second-lien	—	—
Mezzanine	—	—
Equity and other	4.1	—
Total	$309.9	$118.8
Number of new investment commitments in new portfolio companies	7	4
Average new investment commitment amount in new portfolio companies	$43.6	$33.7
Weighted average term for new investment commitments in new portfolio companies (in years)	4.5	5.0
Percentage of new debt investment commitments at floating rates (1)	100.0%	95.0%
Percentage of new debt investment commitments at fixed rates	0.0%	5.0%
Weighted average interest rate of new investment commitments	9.5%	9.8%
Weighted average spread over LIBOR of new floating rate investment commitments	7.6%	7.8%
Weighted average interest rate on investments sold or paid down	12.2%	11.4%

(1)	Includes two fixed rate investments for the three months ended September 30, 2019, for which the Company entered into interest rate swap agreements to swap to floating rates.

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners (“TSSP”), a global finance and investment firm with over $32 billion of assets under management as of June 30, 2019. TSSP is in a strategic partnership with TPG, the global alternative asset firm. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

Media:

Patrick Clifford, 617-793-2004

PClifford@tssp.com